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Exhibit 5.1

June 12, 2008

CA, Inc.
One CA Plaza
Islandia, New York 11749-7000

Ladies and Gentlemen:

        We are acting as counsel for CA, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "Act"), including the prospectus included therein (the "Prospectus") relating to the registration thereunder of an indeterminate initial offering amount of the Company's (a) senior debt securities (the "Senior Debt Securities"), (b) senior subordinated debt securities (the "Senior Subordinated Debt Securities"), (c) junior subordinated debt securities (the "Junior Subordinated Debt Securities" and, together with the Senior Subordinated Debt Securities, the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (d) preferred stock, class A, without par value (the "Preferred Stock"), and (e) common stock, par value $.10 per share (the "Common Stock" and, together with the Debt Securities and the Preferred Stock, the "Securities").

        The Debt Securities will be issued pursuant to an Indenture in substantially the form of Exhibit 4.1 to the Registration Statement between U.S. Bank National Association, as trustee (the "Trustee"), and the Company, together with an Officer's Certificate or a Supplemental Indenture in the form to be filed or incorporated by reference as Exhibit 4.2, 4.3 or 4.4, as applicable, to the Registration Statement (such Indenture, as so modified or supplemented, the "Indenture").

        We have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for this opinion. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

        Based upon the foregoing, we are of the opinion that:

  1.
  With respect to any of the Debt Securities, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, (b) the Board of Directors of the Company or a duly authorized committee thereof (the "Board") has taken all necessary corporate action to approve the issuance and establish the terms of such Debt Securities, the terms of the offering and related matters, (c) such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement and the Prospectus and the prospectus supplement applicable thereto and in accordance with the Indenture, such Debt Securities (including any Debt Securities duly issued upon conversion or exchange of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exchange as approved by the Board) will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

  2.
  With respect to any shares of any particular series of the Preferred Stock, when the Board has taken all necessary corporate action to approve the issuance and establish the terms of such series, the offering of such shares and related matters, including the filing of a certificate of designations conforming to the Delaware General Corporation Law with respect to such series with the Secretary of State of the State of Delaware, and when such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and the Prospectus and the prospectus supplement applicable thereto and in accordance with such action of the Board, such shares (including any shares of a series of the Preferred Stock duly issued upon conversion or exchange of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exchange as approved by the Board) will be validly issued, fully paid and nonassessable.

  3.
  With respect to any shares of the Common Stock, when the Board has taken all necessary corporate action to approve the issuance and establish the terms of the offering of such shares and related matters and when such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and the Prospectus and the prospectus supplement applicable thereto and in accordance with such action of the Board, such shares (including any shares of the Common Stock duly issued upon conversion or exchange of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exchange as approved by the Board) will be validly issued, fully paid and nonassessable.

        The opinions set forth in paragraph 1 above are subject to and limited by the effect of (a) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting creditors' rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) requirements of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought.

        We have assumed that (a) at or prior to the time of the delivery of any of the Securities, the Registration Statement, including any amendments thereto, will be effective under the Securities Act and a supplement to the Prospectus applicable to the offer and sale of such Securities will have been prepared and filed with the Commission pursuant to Rule 424(b) under the Securities Act, (b) at or prior to the time of the issuance of any of the Securities, the Board shall not have rescinded or otherwise modified its authorization of such Securities, (c) in the case of the issuance of shares of the Common Stock or the Preferred Stock, the Company will have a sufficient number of authorized but unissued shares therefor under its Restated Certificate of Incorporation at the time of such issuance and (d) in the case of the issuance of any of the Debt Securities, neither the establishment of any terms of such Debt Securities after the date hereof nor the issuance and delivery of, or the performance of the Company's obligations under, such Debt Securities will require any authorization, consent, approval or license of, or any exemption from, or any registration or filing with, or any report or notice to, any executive, legislative, judicial, administrative or regulatory body (a "Governmental Approval") or violate or conflict with, result in a breach of, or constitute a default under, (i) any agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates or any of their respective properties may be bound, (ii) any Governmental Approval that may be applicable to the Company or any of its affiliates or any of their respective properties or (iii) any order, decision, judgment or decree that may be applicable to the Company or any of its affiliates or any of their respective properties.

        This opinion is limited to the law of the State of New York and the Delaware General Corporation Law, in each case as in effect on the date hereof.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Validity of Securities" in the Registration Statement and the Prospectus and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP

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  Exhibit 5.1